UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2014

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center
Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On March 28, 2014, Ameriprise Financial, Inc. (the “Company,” “we,” or “our”) made available at ir.ameriprise.com a revised Statistical Supplement that reflects several changes to the Company’s previously reported segment data due to reallocation of certain income and expense items and a reclassification of an expense item.  The reallocations and reclassification do not result in any changes to our previously reported consolidated net income or shareholders’ equity.  This revised methodology will be reflected in the Company’s financial results and Securities and Exchange Commission filings beginning with the quarter ending March 31, 2014, applied retroactively to all periods presented.  We are making this information available to provide investors an opportunity to become familiar with the impact of these changes prior thereto.  A copy of the revised Statistical Supplement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference and furnished herewith.

We follow accounting principles generally accepted in the United States (“GAAP”).  The financial measures furnished as Exhibit 99.1 include information on both a GAAP and non-GAAP adjusted basis.  Certain non-GAAP performance measures in these exhibits exclude the impact of consolidating certain investment entities (“CIEs”), as well as certain integration/restructuring charges, the cessation of the deposit-taking and lending activities of Ameriprise National Trust Bank, market impact on variable annuity guaranteed benefits, market impact on indexed universal life benefits, realized gains (losses) and income (loss) from discontinued operations. Management believes that the presentation of these non-GAAP financial measures better reflects the underlying performance of our 2013 and 2012 core operations and facilitates a more meaningful trend analysis. Exhibit 99.1 also contains certain non-GAAP debt, capital and shareholders’ equity measures, along with financial ratios incorporating such measures, that exclude amounts related to one or more of the following: accumulated other comprehensive income (“AOCI”), fair value of hedges, unamortized discount and the impact of consolidating the assets and liabilities of certain CIEs.  Management believes that these non-GAAP debt, capital and shareholders’ equity measures, and the corresponding ratios, better represent our capital structure, and, in the case of adjustments related to former banking operations, these non-GAAP measures enable better comparability of year-over-year results. Management uses certain of these non-GAAP measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors. Also, certain of these non-GAAP measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters.

Our non-GAAP financial measures included in Exhibit 99.1, which our management views as important indicators of financial performance, include the following: adjusted net pretax operating margin; adjusted operating earnings; adjusted operating revenues; Ameriprise Financial shareholders’ equity excluding AOCI; Ameriprise Financial shareholders’ equity excluding CIEs; Ameriprise Financial shareholders’ equity excluding CIEs and AOCI; basic operating earnings per share; effective tax rate excluding noncontrolling interests; operating earnings; operating earnings per diluted share; operating effective tax rate; operating return on equity excluding AOCI; operating total net revenues; pretax operating earnings; pretax operating margin; return on equity excluding AOCI; total Ameriprise Financial capital excluding fair value of hedges, unamortized discount and equity of CIEs; total Ameriprise Financial long-term debt excluding fair value of hedges and unamortized discount; total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding fair value of hedges, unamortized discount and equity of CIEs; and various financial measures that exclude the results of former banking operations.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

Exhibit 99.1	Revised Statistical Supplement for the quarterly period ended December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: March 28, 2014	By	/s/ David K. Stewart
David K. Stewart
Senior Vice President and
Controller (Principal Accounting Officer)